Exhibit 10.2

Execution Version

LOCK-UP AGREEMENT

This Lock-Up Agreement is dated as of December 22, 2021 and is by and among Blackstone Products, Inc., a Delaware corporation (the “Company”), and each of the stockholder parties identified on Exhibit A hereto and the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”).

BACKGROUND:

WHEREAS, the Stockholder Parties own or will own equity interests in the Company and/or Ackrell SPAC Partners I Co., a Delaware corporation (“SPAC”);

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of December 22, 2021 by and among the Company, SPAC, Ackrell Merger Sub, Inc. , a newly formed Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), North Atlantic Imports, LLC, a Utah limited liability company (“NAI”), Roger Dahle, an individual residing in Utah and holder of certain membership interests in the Company (“Dahle”), and North Atlantic Imports, Inc., a business company formed under the laws of the British Virgin Islands (“NAI-BV”) (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), (i) Merger Sub will be merged with and into SPAC, with SPAC surviving the Merger as a wholly-owned subsidiary of the Company (the “Merger”), (ii) each share of SPAC’s common stock, par value $0.0001 per share (“SPAC Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchanged (the “Conversion”) for one validly issued, fully paid and nonassessable share of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), (iii) NAI-BV will contribute (the “NAI Contribution”) 45 shares of common stock, par value $1.00 per share of Cowell International Inc. (“Cowell”), a Utah corporation (“Cowell Common Stock”) to the Company in exchange for Company Common Stock, and 33 shares of Cowell Common Stock to SPAC and Cowell will redeem 22 shares of Cowell Common Stock in exchange for the Cash Consideration, (iv) Dahle will contribute (the “Dahle Contribution”) all of his membership interests in the Company to Company in exchange for shares of Company Common Stock, on the terms and subject to the conditions set forth therein (collectively, the Merger, Conversion, NAI Contribution, Dahle Contribution and the other transactions contemplated by the Business Combination Agreement, the “Transactions”) and (v) following the consummation of the Transactions, the Company will be renamed “Blackstone Holdings, Inc.” (the Company from and after the Transactions sometimes referred to herein as the “Surviving Corporation”); and

WHEREAS, the parties wish to enter into this Agreement to set forth obligations described above and make certain additional agreements to each other in connection with the Transactions, including (among others) with respect to restrictions on transfer of certain equity interests in the Surviving Corporation.

NOW, THEREFORE, the parties agree as follows:

Article I

INTRODUCTORY MATTERS

1.1 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement. For purposes of this Agreement:

“Action” has the meaning set forth in Section 3.8.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Lock-up Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Board” means the board of directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Background.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by Law to close; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Change of Control” has the meaning set forth in Section 2.1(b)(iii).

“Chosen Courts” has the meaning set forth in Section 3.7.

“Company” has the meaning set forth in the Background.

“Company Common Stock” has the meaning set forth in the Background.

“Covered Securities” has the meaning set forth in Section 2.1(a).

“Escrowed Shares” has the meaning set forth in the Subscription Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including stock exchange authorities).

“immediate family member” has the meaning set forth in Section 2.1(b).

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Merger” has the meaning set forth in the Background.

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing.

“Permitted Transferees” means with respect to a Stockholder Party, a Transferee of shares that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited partnership, a limited liability company, a syndicate, an association, a joint stock company, a trust, an entity, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act) or any Governmental Authority or any department, agency or political subdivision thereof.

“Remaining Shares” has the meaning set forth in the Subscription Agreements.

“shares” means shares of Company Common Stock received by the Stockholder Parties pursuant to the Business Combination Agreement; provided, however, that, for the avoidance of doubt, such term shall not include (i) shares of Company Common Stock or other securities convertible into or exercisable or exchangeable for Company Common Stock, in each case, acquired in open market transactions after the Closing Date, or (ii) shares of Company Common Stock issued in any private investment in public securities financing being conducted by the SPAC in connection with the Merger.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Subscribers” has the meaning set forth the Subscription Agreements.

“Surviving Corporation” has the meaning set forth in the Background.

“Transferors” has the meaning set forth in the Subscription Agreements.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

Article II
LOCK-UP

2.1 Lock-Up.

(a) During the period beginning at the Effective Time and continuing to and including the date that is one hundred eighty (180) days after the Closing Date (as defined in the Business Combination Agreement) (the “Lock-Up Period”), each Stockholder Party agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Company Common Stock, together with any (a) securities paid as dividends or distributions with respect to such securities or (b) securities that are exchangeable or convertible into shares of Company Common Stock, owned directly by such Stockholder Party (including holding as a custodian) or with respect to which such Stockholder Party has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “Covered Securities”). The foregoing restriction is expressly agreed to preclude such Stockholder Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Covered Securities even if such Covered Securities would be disposed of by someone other than such Stockholder Parties. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Covered Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Securities.

(b) Notwithstanding the foregoing or anything in this Agreement to the contrary, at any time after (but in no event before) the later of (x) the date that the Escrowed Shares are transferred to the Subscribers or (y) the Remaining Shares are transferred to the Transferors in each case pursuant to the applicable provisions of Section 2 of the Subscription Agreements, a Stockholder Party may transfer or dispose of its Covered Securities (i) by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes, (iii) to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned (for purposes of this Section 2.1, “immediate family member” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is either an immediate family member of such individual or a charitable organization and, in each case, the sole trustee of which is such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) as a pro rata distribution to limited partners, members or stockholders of such Stockholder Party, (vii) to its Affiliated investment fund or other Affiliated entity controlled or managed by such Stockholder Party or its Affiliates, (viii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, both approved by the Board and made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Stockholder Party’s Covered Securities shall remain subject to the provisions of this Section 2.1, (xi) to the Company (1) pursuant to the exercise of any option to purchase Company Common Stock granted by the Company pursuant to any employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire during the Lock-Up Period, where any Company Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Section 2.1, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Company Common Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire or automatically vest during the Lock-Up Period, where any Company Common Stock received by such Stockholder Party upon any such exercise or vesting will be subject to the terms of this Section 2.1, (xii) pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Stockholder Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties thereto, and such change prevents such transaction from qualifying as an exchange to which Section 351 of the Code applies (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xiii) with the prior written consent of the Company (with the approval of a majority of the disinterested directors); provided that:

(i) in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 2.1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(ii) in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(iii) for purposes of clause (xi) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of Affiliated Persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such Person or group of Affiliated Persons would beneficially own (within the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the Company.

(c) For the avoidance of doubt, each Stockholder Party shall be permitted to convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire shares of Company Common Stock into shares of Company Common Stock; provided that any such shares of Company Common Stock or warrants received upon such conversion shall be subject to the restrictions set forth in this Section 2.1.

(d) Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Stockholder Party’s Covered Securities in contravention of this Section 2.1(d) are effected prior to the expiration of the applicable Lock-Up Period.

(e) Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Covered Securities except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s shares describing the foregoing restrictions. If any transfer is made or attempted to be made contrary to the provisions of this Agreement, such purported prohibited transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Covered Securities as one of its equity holders for any purpose. The Company agrees that it shall not unreasonably delay or condition or refuse to provide its consent to the transfer agent to remove such restrictions for transfers permitted or not prohibited under this Agreement or the Prospectus.

Article III
GENERAL PROVISIONS

3.1 Termination. Subject to Section 3.13 or the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Stockholder Parties, as provided under Section 3.3, this Agreement (other than Article III hereof), shall not terminate with respect to a Stockholder Party and its Permitted Transferees until the expiration of the Lock-Up Period.

3.2 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company (or the Surviving Corporation), to:

Prior to the Closing Date:

Ackrell SPAC Partners I Co.
2093 Philadelphia Pike #1968
Claymont, DE 19703
Attention:
Email:

with a copy (not constituting notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Stuart Neuhauser and Matthew A. Gray

Email: sneuhauser@egsllp.com and mgray@egsllp.com

On or following the Closing Date:

c/o North Atlantic Imports, LLC
1073 W. 1700 N.
Logan, UT 84321
Attention: Roger Dahle, Chief Executive Officer
Email: roger@blackstoneproducts.com

with a copy (not constituting notice) to:

O’Melveny & Myers LLP
2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Warren Lazarow and Noah Kornblith
Email: wlazarow@omm.com and nkornblith@omm.com

If to any Stockholder Party, to such address indicated on the Company’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

3.3 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the Company and each of the Stockholder Parties (if this Agreement has not been terminated with respect to such Stockholder Party). Prior to the consummation of the Merger, this Agreement may not be amended without the prior written consent of NAI.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

3.4 Further Assurances. The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.5 shall be null and void, ab initio.

3.6 Third Parties. Except as provided for in Article III with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware (the “Chosen Courts”). The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the Chosen Courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the Chosen Courts, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such Chosen Court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

3.8 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.8.

3.9 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.9 shall not be required to provide any bond or other security in connection with any such injunction.

3.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter of this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

3.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.12 Headings; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.13 Effectiveness; Termination of Existing Stockholders and Securityholders Agreements. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article III) shall not be effective until the consummation of the Merger. In the event the Business Combination Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

3.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no Non-Recourse Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the parties to this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

3.15 Representation of NAI. Each Stockholder Party acknowledges and agrees that it has had an adequate opportunity to review this Agreement with its counsel prior to executing this Agreement. Each Stockholder Party further acknowledges and agrees that O’Melveny & Myers LLP represents NAI only, and such law firm does not represent any Stockholder Party in connection with the Business Combination Agreement, this Agreement or any of the transactions contemplated thereby or hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.

BLACKSTONE PRODUCTS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.

ACKRELL SPAC SPONSORS I LLC

By:
Name:
Title:

Roger Dahle

NORTH ATLANTIC IMPORTS, INC.

By:
Name:
Title:

Exhibit A

Schedule of Stockholder Parties

Ackrell SPAC Sponsors I LLC

Roger Dahle

North Atlantic Imports, Inc.

Exhibit B

FORM OF JOINDER TO LOCK-UP AGREEMENT

December 22, 2021

Reference is made to the Lock-Up Agreement, dated as of December 22, 2021, by and among Blackstone Products, Inc., a Delaware corporation (the “Company”, as applicable), and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder Party”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lock-Up Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title:

BLACKSTONE PRODUCTS, INC

By:
Name:
Title: